ARTHUR
                                     ANDERSEN


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                                                        Arthur Andersen LLP

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                                                        Suite 1800
                                                        200 Public Square
                                                        Cleveland OH 44114
                                                        216 781 2140

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement (File No.333-3689).

                                                /s/ ARTHUR ANDERSEN LLP

Cleveland, Ohio,
July 24, 1996.